Exhibit 23.1

                               BEDINGER & COMPANY
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                          CERTIFIED PUBLIC ACCOUNTANTS


November 21, 2005

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to use in this form SB-2/A of our report dated September 1, 2005, relating to the audited balance sheet as of August 31, 2005 and the related statements of operations member's equity and cash flows of Superclick, USA (formerly Hotel Net LLC) for the years ended August 31, 2005 and 2004

                                              Bedinger & Company
                                              Certified Public Accountants


               1200 Concord Avenue, Suite 250, Concord, CA 94520
                       (925) 603-0800 (925) 603-0804 FAX
       Members of the American Institute of Certificed Public Accountants,
                   The Center for Public Company Audit Firms,
          and the California Society of Certified Public Accountants,
         Registered with the Public Company Accounting Oversight Board